UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

F O R M 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 2000

BOSTON CAPITAL TAX CREDIT FUND IV L.P.

(Exact name of registrant as specified in its charter)

Delaware 0-26200 04-3208648

(State or other jurisdiction (Commission (IRS Employer

of incorporation) File Number) Identification No.)

c/o Boston Capital Corporation,

One Boston Place, Boston, Massachusetts 02108-4406

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code	(617) 624-8900

None

(Former name or former address, if changed since last report)

Item 5. Other Events

As of April 2000 Boston Capital Tax Credit Fund IV L.P., a Delaware limited partnership, specifically Series 38 thereof, entered into various agreements relating to Aldine Westfield Apartments, L.P., a Texas limited partnership (the "Operating Partnership") on behalf of Series 38 of the Partnership, including the Amended and Restated Agreement of Limited Partnership of the Operating Partnership dated as of April 2000 (the "Operating Partnership Agreement"), pursuant to which Series 38 acquired a limited partner interest in the Operating Partnership. Capitalized terms used and not otherwise defined herein have their meanings set forth in the Operating Partnership Agreement.

The Operating Partnership owns a 120 unit apartment complex for families located at Houston in Harris County, Texas, which is known as Shoreham Apartments (the "Apartment Complex"). The Apartment Complex consists of 30 buildings containing 36 one-bedroom units, 48 two-bedroom units and 36 three-bedroom units. Amenities include central air conditioning, garage, swimming pool, clubhouse/recreation room, fitness center, playground/tot lot, gated access perimeter fencing. Unit amenities include dishwasher, garbage disposal, ceiling fans, walk-in closets, patios, balconies, washer/dryer hook-up, storage. Construction of the Apartment Complex commenced in August 2000 and is scheduled for completion in July 2001. 100% Occupancy was achieved in November 2001.

The Operating Partnership received permanent financing in the amount of $3,000,000 (the "Permanent Mortgage") from First Prosperity Bank. The Permanent Mortgage is expected to bear interest floating at Chase Manhattan Bank Prime plus 0.5% with a floor of 8.75% and a cap of 11.00% per annum payable over a 25 year amortization period and a 10 year term

It is expected that 100% of the rental apartment units in the Apartment Complex will qualify for the low-income housing tax credit (the "Tax Credits") under Section 42 of the Internal Revenue Code of 1986, as amended (the "Code").

The general partner of the Operating Partnership is Aldine Westfield, (the "General Partner"). The principal of the General Partner is Dwayne Henson.

Series 38 acquired its interest in the Operating Partnership directly from the Operating Partnership in consideration of an agreement to make a Capital Contribution of $6,141,706 to the Operating Partnership in 6 installments as follows:

    $100 (the "First Installment") on the Admission Date;
    $3,070,753 (the "Second Installment") on the latest of (A) the Permanent Loan Commitment Date, (B) Tax Credit Set-Aside, (C) the Construction Permitting Date, or (D) the satisfactory completion of the Investment Limited Partner's due diligence process, provided that the proceeds of the Second Installment shall first be used to repay the outstanding balance of the Predevelopment Loan and any accrued interest thereon and then the remaining proceeds shall be deposited with the Construction Lender to be disbursed to the Partnership upon the approval of draw requests submitted to, approved and co-signed by the Special Limited Partner, which draw requests shall be in the form and contain all of the supporting documentation, including without limitation, a report from the Inspecting Consultant, required by the Construction Loan Documents;
    $921,256 (the "Third Installment") shall be advanced nine (9) months after the later of the Admission Date or the commencement of construction of the Apartment Complex and shall be disbursed as set forth in Section 5.1(a)(ii);
    $1,228,341 (the "Fourth Installment") on the latest of (A) the Completion Date, (B) Cost Certification, (C) receipt of an updated Title Policy in form and substance satisfactory to the Special Limited Partner, which policy in no event shall contain a survey exception, (D) receipt by the Investment Limited Partner of the Contractor Pay-Off Letter, (E) receipt by the Investment Limited Partner of an Estoppel Letter from each Lender or (F) completion of all the Due Diligence Recommendation;
    $896,256 (the "Fifth Installment") subject to the provisions of section 3.2 of the Partnership Agreement, on the latest of (A) the Initial 100% Occupancy Date, (B) Permanent Mortgage Commencement, (C) State Designation or (D) Rental Achievement; and
    $25,000 (the "Sixth Installment") upon the receipt by the Investment Limited Partner of a copy of the properly filed Partnership federal income tax return and an audited Partnership financial statement for the year in which Rental Achievement occurs.

All of the installments have been paid by Series 38.

The total Capital Contribution of Series 38 to the Operating Partnership is based on the Operating Partnership receiving $8,082,000 in Tax Credits during the 10-year period commencing in 2001 of which 99.99% ($8,081,190) will be allocated to Series 38 as the Investment Limited Partner of the Operating Partnership.

Series 38 believes that the Apartment Complex is adequately insured.

Ownership interests in the Operating Partnership are as follows, subject in each case to certain priority allocations and distributions as set forth in the Operating Partnership Agreement:
	Profits, Losses and Tax Credits from Normal Operations	Capital Transactions	Cash Flow
General Partner	0.01%	80%	80%
Series 38	99.99%	19.999%	20%
Special Limited Partner	0%	0.001%	0%

The Special Limited Partner of the Operating Partnership is BCTC 94, Inc., an affiliate of Series 38.

Series 38 used funds obtained from the payments of the holders of its beneficial assignee certificates to make the acquisition of its interest in the Operating Partnership.

Boston Capital, or an Affiliate thereof, will receive a fee (the "Asset Management Fee") commencing in 2001 from the Operating Partnership, for services in connection with the Operating Partnership's accounting matters and the preparation of tax returns and reports to the Partnership, in the annual amount of $3,000. The Asset Management Fee for each Fiscal Year will be payable from Cash Flow in the manner and priority set forth in Section 10.2(a) of the Operating Partnership Agreement, provided, however, that if, in any Fiscal Year, Cash Flow is insufficient to pay the full amount of the Asset Management Fee, the General Partner shall advance the amount of such deficiency to the Operating Partnership as a Subordinated Loan. If for any reason the Asset Management Fee is not paid in any Fiscal Year, the unpaid portion thereof shall accrue and be payable on a cumulative basis in the first Fiscal Year in which there is sufficient Cash Flow or Capital Proceeds as provided in Article X of the Operating Partnership Agreement.

The Operating Partnership will pay the General Partner a fee (the "Partnership Management Fee") commencing in 2001 for services in connection with the administration of the day-to-day business of the Operating Partnership in an annual amount equal to $3,000. The Partnership Management Fee for each fiscal year of the Operating Partnership shall be payable from Cash Flow in the manner set forth in Section 10.2(a) of the Operating Partnership Agreement. If for any reason the Partnership Management Fee is not paid in any Fiscal Year, the unpaid portion thereof shall accrue and be payable on a cumulative basis in the first Fiscal Year in which there is sufficient Cash Flow or Capital Proceeds as provided in Article X of the Operating Partnership Agreement.

In consideration of its consultation, advice and other services in connection with the construction and development of the Apartment Complex, the Operating Partnership will pay the Developer a fee (the "Development Fee") in the principal amount of $1,179,970. The Development Fee, of which $1,171,077 will be deferred, shall be due and payable only in accordance with Section 6 of the Development Agreement and, if not sooner paid, the total amount then outstanding will be payable on the tenth (10th) anniversary of the end of the Tax Credit Period from the proceeds of an additional General Partner Capital Contribution.

Item 7. Exhibits.

	(c)	Exhibits.	Page
(1)	(a)	Form of Dealer-Manager Agreement between Boston Capital Services, Inc. and the Registrant (including, as an exhibit thereto, the form of Soliciting Dealer Agreement)
(2)	(a)	Agreement of Limited Partnership of the Partnership

Incorporated by reference to Exhibit (1) to Registration Statement No. 33-70564 on Form S-11, as filed with the Securities and Exchange Commission.

2 Incorporated by reference to Exhibit (2) to Registration Statement No. 33-70564 on Form S-11, as filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Dated: October 21, 2002

BOSTON CAPITAL TAX CREDIT FUND IV L.P.

By: Boston Capital Associates IV L.P.,

its General Partner

By: BCA Associates Limited Partnership, its

General Partner

By: C&M Management, Inc., its

sole General Partner

By: /s/ John P. Manning__

John P. Manning, President